UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2023

GLOBAL LIGHTS ACQUISITION CORP
(Exact name of registrant as specified in its charter)

Cayman Islands	001-41865	N/A
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

Room 902, Unit 1, 8th Floor, Building 5 No. 201, Tangli Road Chaoyang District, Beijing 100123 The People’s Republic of China
(Address of principal executive offices)

+86 10-5948-0786

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, consisting of one Ordinary Share, $0.0001 par value, and one Right to acquire one-sixth of one Ordinary Share	GLACU	The Nasdaq Stock Market LLC
Ordinary Shares, par value $0.0001 per share	GLAC	The Nasdaq Stock Market LLC
Rights, each whole right to acquire one-sixth of one Ordinary Share	GLACR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On November 30, 2023, Global Lights Acquisition Corp (the “Company”) announced that holders of the Company’s units may elect to separately trade the ordinary shares and rights included in its units, commencing on or about December 4, 2023.

The ordinary shares and rights will trade on the Nasdaq Capital Market (“Nasdaq”) under the symbols “GLAC,” and “GLACR”, respectively. Units not separated will continue to trade on Nasdaq under the symbol “GLACU.”

On November 30, 2023, the Company issued a press release announcing the separation of units. A copy of this press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description of Exhibits

99.1	Press Release dated November 30, 2023

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Lights Acquisition Corp

	By:	/s/ Zhizhuang Miao
	Name:	Zhizhuang Miao
	Title:	Chief Executive Officer

Date: November 30, 2023